UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 17, 2018

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02(b)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 17, 2018, Robert I. Toll notified the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) that he will resign as executive chairman of the Board, and resign from all other employee positions with the Company and its subsidiaries, each effective October 31, 2018. In connection with Mr. Toll’s resignation, the Board has elected Mr. Douglas C. Yearley, the Company’s chief executive officer and a member of the Board, to the position of chairman of the Board and has awarded Mr. Toll with an honorary lifetime title of chairman emeritus, each effective on November 1, 2018. Mr. Toll will remain as a member of the Board and will receive the same director fees as the non-executive members of the Board. The Company has also entered into an advisory and non-competition agreement (the “Advisory Agreement”) with Mr. Toll pursuant to which Mr. Toll will provide consulting and advisory services to the Company for a period of one year, commencing October 31, 2018.

Pursuant to the Advisory Agreement, Mr. Toll will be compensated at an annualized rate of $1,500,000 for his services and will be entitled to receive certain of the health and welfare benefits and perquisites that were provided to Mr. Toll as executive chairman, in addition to office space in the Company’s current headquarters and administrative, bookkeeping and driver support services. Mr. Toll will continue to participate in the Company’s Supplemental Executive Retirement Plan on the same terms and conditions as those applicable prior to Mr. Toll’s resignation.

In addition, pursuant to the Advisory Agreement, Mr. Toll has agreed not to compete with the Company or to solicit its employees or customers or otherwise interfere with the Company’s business relationships during the longer of the term of the Advisory Agreement and Mr. Toll’s service as a member of the Board, among other covenants.

The Advisory Agreement generally supersedes all prior agreements between Mr. Toll and the Company (other than with respect to Mr. Toll’s existing obligations not to compete with the Company).

A copy of the Company's press release announcing the foregoing is filed herewith as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS

On October 18, 2018 the Company issued a press release announcing the retirement of Mr. Toll as executive chairman and the appointment of Mr. Yearley as chairman of the Board. A copy of the press release is attached as Exhibit 99.1 for reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d).  Exhibits

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1	Toll Brothers, Inc. Press Release dated October 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Date: October 19, 2018	By:	/s/ John K. McDonald
Name: John K. McDonald
Title: Senior Vice President, General Counsel
and Chief Compliance Officer